                                                                  Execution Copy


                             CENTRAL BUSINESS CENTER

                                       -

                              OFFICE LEASE CONTRACT
--------------------------------------------------------------------------------


between:


Central Business Center Rt. , as Lessor

represented by: Mr. Kanji Yamada managing director


and


Euronet Bank 24. Rt, as Lessee

represented by: Mr. Daniel R. Henry managing director




                                   Budapest



                                       *


                               February 21, 1997

                               TABLE OF CONTENTS



Article 1 - Business Center

Article 2 - Premises
          2.1     Description of Premises
          2.2     Use of Premises
          2.3     Common Parts

Article 3 - Term, Possession and Termination without Events of Default
          3.1     Term of Lease
          3.2     Extension
          3.3     Termination without Events of Default

Article 4 - Fixed Rent and Service Charge.
          4.1     Fixed Rent
          4.1.1   Amount
          4.1.2   Adjustment of Fixed Rent
          4.2     Service Charge
          4.3     Payment of Fixed Rent and Service Charges
          4.4     Security Deposit / Bank Guarantee
          4.4.1   Surety

Article 5 - Representations and Undertakings
          5.1     Representations and Undertakings of Lessee
          5.2     Representations of Lessor

Article 6 - Condition of Premises, Alterations and Repairs
          6.1     Proper Condition
          6.2     Alterations and Repairs
          6.2.1   Structural Repairs and Modifications
          6.2.2   Advertising Signs and Logos

Article 7 - Insurance

Article 8 - Sublease

Article 9 - Events of Default
          9.1     Event of Default by Lessee
          9.2     Event of Default by Lessor
          9.3     Termination by Lessor
          9.4     Termination by Lessee
          9.5     Non Performance
          9.6     Statutory Lien

Article 10 - Surrender

Article 11 - Damage or Destruction

Article 12 - Liability
          12.1    Liability of Lessee
          12.2    No Personal Liability of Lessor

Article 13 - Access to Premises

Article 14 - Miscellaneous Provisions
          14.1    Governing Law and Jurisdiction
          14.2    Confidentiality
          14.3    Binding Effect
          14.4    Notices
          14.5    Entire Agreement
          14.6    Amendments
          14.7    Fees and Expenses
          14.8    Severability
          14.9    Counterparts


Appendices:
-        Appendix 1:   The Premises
-        Appendix 2:   General Administrative Terms and Conditions
-        Appendix 3:   Common Parts
-        Appendix 4:   Form of Bank Guarantee
-        Appendix 5:   Letter of Confirmation to Bank/Lessor
-        Appendix 6:   Condition of Premises

OFFICE LEASE CONTRACT made as of February 21, 1997, between:

Central Business Center Rt., a company organized and existing under the laws of Hungary, having its registered office at Horvat utca 14-24, Floor 5, Business Suite 1, H-1027 Budapest, Hungary (hereinafter "Lessor"),

and

Euronet Bank 24 Rt., a company organized and existing under the laws of Hungary having its registered offices at Zsigmond ter 10., H-1023 Budapest, Hungary (hereinafter "Lessee")

and

Euronet Holding N.V. an incorporation organized and existing under the laws of the Netherlands Antilles, having its registered offices at Pietermaain 15, Curacao, Netherlands Antilles, a parent company of Euronet Bank 24 Rt. (hereinafter "Surety").

The parties hereto agree as follows:

Article 1 - Business Center

Lessor is the owner of the office building located at Budapest II. Horvat utca 14-24. Hungary registered at the Metropolitan District Land Registration Office under land registration sheet No. 4323 and topographical No. 13625 (the "Business Center").

Article 2 - Premises

2.1 Description of Premises

The premises which are the subject of this Lease (hereafter collectively referred to as "the Premises") comprise the following parts of the interior of the Business Center:

Office:     594 m2 gross space on the 5 th floor {net space 550 m2}
Parking:    10 lots on the basement.

The Premises comprising of a gross space of 594 m2 (net space 550 m2}, are shown edged red on the plan attached hereto in Appendix 1.

For the purposes of establishing the surface of the Premises, measurements are effected from the internal face of external walls of the Business Center to the internal face of structural walls, and include any pillars and partition walls, if any. Lessee shall have the right to measure the Premises upon its taking possession of the Premises in accordance with this Agreement.

Lessee acknowledges that Lessor may have a maximum of 13 telephone lines allocated in the Premises.

 2.2      Use of Premises

As of the Commencement Date Lessor hereby lets to Lessee, and Lessee hereby rents from Lessor fully and exclusively the Premises in accordance with the terms and subject to the conditions of this Agreement. Only the interior of the Premises is rented.

The Premises shall only be used by Lessee for office operation, and purposes directly resulting therefrom. A modification of the purpose of use of the Premises is permitted subject to the obtaining of Lessor's prior consent in writing, which shall not be unreasonably withheld. Notification of consent or refusal (with good reason) shall be made within 30 days of such request by the Lessee.

Lessee further agrees to use the Premises in accordance with the General Administrative Terms and Conditions concerning certain administrative and practical matters relating to Lessee's use of the Premises (such as, without limitation, remittance of keys, parking conditions, safety measures) from time to time in force, which shall form part of this Lease. The General Administrative Terms and Conditions currently in force are attached hereto in Appendix 2.

2.3       Common Parts

In addition to the Premises, Lessee, his agents and invitees shall be entitled to use the common parts of the Business Center in accordance with the Business Center's internal regulations, as established from time to time by Lessor, and Lessee and its employees, agents and invitees shall be granted access to the Premises 24 hours a day in accordance General Administrative Terms and Conditions.

The common parts of the Business Center, comprising a total floor surface of 2,484 m2, are shown edged blue on the plan attached hereto in Appendix 3.

Lessor hereby agrees to the placement by Lessee (i) at the Roof Area of Floor
6 - location of which shall be further specified between the parties - an emergency generator with 10kW capacity, and (ii) up to (6) six satellite dishes for use by Lessee at the Roof Area of Floor 6 or 8, the cost of which shall be borne by Lessee. Lessor further agrees to assist the Lessee in obtaining the necessary and required permits to the placement and operation of such emergency generator.

Article 3 - Term, Possession and Termination without Events of Default

3.1       Term of Lease

The parties hereto acknowledge that this Agreement shall commence on April 1, 1997 ("Commencement Date'").

Subject to extension in accordance with Section 3.2 hereof, this Lease is for a term of 5 (five) years (the "Term"), and shall commence on the Commencement Date and expire on March 31, 2002 (the "Expiration Date").

3.2   Extension

Unless objected by either party in a notice to the other party, such notice to be given no less than 3 (three) months prior to the Expiration Date, on the Expiration Date, the Term shall be automatically extended for another 5 (five) years upon the same terms and subject to the same conditions, provided that the Term may not be extended beyond 2012.

3.3       Termination without Events of Default

This Lease Contract shall terminate without cause:

(a)       upon expiration of the Term without extension;
(b)       by mutual agreement of the Parties;
(c) on the basis of Section 39 (a) of Act LXXVIII of 1993 on the sale and lease of residential and commercial real estates in the event of termination of any of the Parties hereunder without legal successor;
(d) on the basis of Section 312 (1) of Act IV of 1959, as amended, if the fulfilment of this Agreement and the respective obligations of the Lessor or the Lessee hereunder shall become impossible for reasons beyond the control of the Parties (the "Impossibility"). In the case of acknowledgement of any Impossibility by any of the Parties a notice is to be sent in writing to the other parties. Following such notice within 60 days (the "Termination Day") the Term, as well as all of the right, title and interest of the Parties hereunder, shall wholly cease and expire in the same manner, and with the same force and effect as if the termination date set forth in such notice was the Expiration Date, and (I) the Lessee shall then quit and surrender the Premises to the Lessor and the Lessee shall pay upon demand any Fixed Rent and Service Charge amounts due and owing by the Termination Day; and (ii) the Lessor shall return any extra payments made by the Lessee in advance and which are no longer due following the Termination Day.

Article 4 - Fixed Rent and Service Charge.

4.1       Fixed Rent

4.1.1     Amount


Lessee agrees to pay as fixed monthly rent (the "Fixed Rent") for the Premises on the basis of space and parking lot used (as such defined tinder Section 2.1 above) the following amounts:

(a) an amount denominated in Hungarian Forints ("HUF") equal to 22,869 DEM (twenty two thousand eight hundred sixty nine German Marks), on the basis of 38.5 DEM/gross m2 of Premises/month), plus applicable value-added tax ("AFA"); and

(b) an amount denominated in HUF equal to 2000 DEM (two thousand German Marks) for the 10 parking plot on the basis of 200 DEM/plot/month, plus applicable AFA;

totalling of an amount denominated in HUF equal to 24,869 DEM (twenty four thousand eight hundred sixty nine German Marks) (the "DEM Amount") monthly Fixed Rent.

4.1.2     Adjustment of Fixed Rent

Starting as of January 1, 1998, the DEM Amount shall be increased automatically on January 1st of each year by the percentage increase in the Consumer Price Index during a period of twelve months ending on November 1st of the immediately previous calendar year.

For the purposes of this Agreement, the expression "Consumer Price Index" shall mean the cost of living index for all households, base 1980, covering 753 items in 118 municipalities quoted by the Federal Statistical Office (Statistisches Bundesamt) of Germany contained in International Financial Statistics, or, if such index becomes unavailable to the public, any other comparable reliable index based upon changes in the cost of living or purchasing power of the German Mark chosen by Lessor and agreed by Lessee.

4.2       Service Charge

4.2.1 Lessee hereby agrees to pay a portion of the operating charges and expenses in connection with the Business Center (the "Service Charge"). For the purposes of this Agreement, the expression "operating charges and expenses" shall mean all accruing regular running and maintenance costs (and all taxes levied thereon) incurred in connection with the maintenance and operation of the Business Center and the plot on which the Business Center is located, including property management, current public charges, operation of common areas and facilities, heating and air conditioning, gas, electricity, water and other utilities charges, premiums for liability insurance and insurance of the Business Center against glass, storm, fire and other damages, independent contractor services compensation for injury to employees, expenditures on maintenance and service of elevators and other fixtures, fittings, plant and machinery, management fees, including property managers' fees, legal, accounting and other expenses which directly relate to the operation of the building and any other costs and expenses that Lessor deems necessary for the proper running and maintenance of the Business Center.

4.2.2 Service Charge payments are allocated among lessees of the Business Center based on an apportioned percentage basis, based on the proportion the surface of the premises rented by each lessee in the Business Center bears to the entire rentable space thereof.

4.2.3 The Service Charge shall be charged to Lessee quarterly in advance as calculated based on operating charges and expenses as budgeted by Lessor for the relevant calendar year and shall be adjusted at the end of such calendar year on the basis of actual operating charges and expenses incurred during that year.

Lessee shall have the right to verify (or have its accountants verify) annually between 15 January and 15 February of each year the actual amount of operating charges and expenses incurred in connection with the Business Center by reviewing Lessor's Service Charge accounts for the preceding calendar year. Lessee shall give at least five business days' notice to Lessor of its intention to perform a review of the Service Charge accounts. The review shall take place at the offices of the Lessor or, where appropriate, the Lessor's managing agent.

4.2.4 During the period ending December 31, 1997, Lessee agrees to pay as quarterly advance payment of Service Charge an amount denominated in HUF equal to 9890 DEM (nine thousand eight hundred ninety German Marks), plus applicable AFA, on the basis of 5.55 DEM/gross m2 of Premises/month), plus AFA.

4.3       Payment of Fixed Rent and Service Charges

4.3.1 The Fixed Rent and the Service Charge shall be paid quarterly in advance by remittance to Lessor of an amount in HUF calculated by using the DEM/HUF selling rate quoted by UNICBANK Rt. Budapest on the date the invoice for Fixed Rent and Service Charges is issued by Lessor. Said invoice for Fixed Rent and Service Charges will be issued and forwarded to Lessee by Lessor or Lessor's agent on the 15th day of the month preceding the first month of each calendar quarter. Payment for the Fixed Rent and Service Charges will be due the latest
(I) on the first day of each calendar quarter, or (ii) within 8 days from the date of issue of Lessor's invoice whichever date is later, provided, however that the payment of the Fixed Rent and the Service Charge due for the first three months of the Term shall have to be made by the Lessee on the Commencement Date as a condition of taking possession of the Premises. The Fixed Rent and the Service Charge shall be deemed overdue if not received by Lessor by the due date.

4.3.2 Any Service Charge balance due by Lessee following Lessor's annual final settlement and reconciliation of operating charges and expenses actually incurred in the preceding year, and any applicable AFA thereon shall be invoiced and due with the next scheduled payment of Fixed Rent and Service Charges.

4.3.3 Payments to Lessor pursuant to this Agreement shall be made, without any right of deductions or set-off, to the following account of Lessor No.:
12001008-00141547 with UNICBANK Rt. or to such other account of Lessor as the Lessor may give notice to Lessee no later than 5 business days prior the date of issue of Lessor' invoice.

4.3.4 If Lessee fails to pay when due any amount payable by it under this Lease, the overdue amount shall bear a default interest at 3 months Libor for DEM + 4% during the period from the due date of such amount to the date of actual payment thereof.

4.3.5 In addition to any default interest owing to Lessor pursuant to this Lease or by law, Lessee shall pay all costs, expenses or losses incurred by Lessor as a result of any failure by Lessee to pay any amount payable to Lessor pursuant to this Agreement on its due date.

4.3.6     The Lessee shall be entitled to a rent free period totalling of three
(3) months Fixed Rent - excluding the rent for the car parking lots - in the first three years of the Term ("Rent Free Period"), provided that the Lessee shall be released from the payment of the Fixed Rent in July and the first 15 days of August of 1997, in July of 1998, and in the first 15 days of July in 1999. Lessee acknowledges that the Service Charge and the rent for the car parking lots shall be payable and due for the Rent Free Period as well.

4.4       Security Deposit - Bank Guarantee

As security for any claims Lessor may have against Lessee arising from this Agreement, Lessee agrees to provide a security deposit (the "Security Deposit") on the Commencement Date. The Security Deposit shall be an amount equal to three months Fixed Rents. Lessee agrees to pay the Security Deposit on an interest bearing account of the Lessor no later than on the Commencement Date. The Security Deposit (and all interest thereon) shall be repaid to Lessee upon termination of this Lease, subject to fulfilment of its obligations hereunder by Lessee and except that Lessee shall bear all costs, expenses and bank charges incurred by Lessor in connection with the Security Deposit.

Alternatively, Lessee may elect to effect the Security Deposit in the form of an irrevocable and unconditional bank guarantee to the benefit of the Lessor for an amount equal to the amount of the Security Deposit. The guarantee shall be issued to Lessor no later than on the Commencement Date by a bank of international standing having offices in Budapest substantially in the form of the draft guarantee attached hereto in Appendix 4, and in substance reasonably acceptable to Lessor.

4.4.1     Surety

The Surety hereby guarantees to the Lessor the due and punctual performance by the Lessee of each of the payment obligations contained in this Agreement and undertakes to hold the Lessor fully and completely indemnified on demand any against loss, damage and liability occasioned by any failure of performance by Lessee of its obligations under this Agreement, in accordance with Section 272 and 274(2) a) of Act IV of 1959, as amended, on the Civil Code of Hungary.

The liability of the Surety hereunder -- notwithstanding with Section 273 of the Civil Code -- shall not be affected, impaired or discharged by reason of any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate the Lessee or the Surety from its liability as obligor under this Agreement including without limitation any time or other indulgence granted by the Lessor to the Lessee or any modification of the terms of this Contract which may be agreed between the parties hereto.

Article 5 -- Representations and Undertakings

5.1      Representations and Undertakings of Lessee
5.1.1 Lessee hereby represents and undertakes to Lessor that the following statements are, and will always remain, true and correct in all respects:

(a) Lessee is a limited liability company validly existing and in good standing under the laws of Hungary and has all requisite power and authority to enter into this Agreement and perform all of its obligations hereunder;

(b) The execution, delivery and performance by Lessee of this Agreement have been duly authorised and no other action is necessary on the part of Lessee for the execution, delivery and performance of its obligations hereunder, and this Agreement constitutes a legal, valid and binding obligation of Lessee in accordance with its terms;

(c) Lessee has sufficient revenues to pay when due during the term of this Agreement the Fixed Rent and all other amounts due to Lessor in connection with the renting of the Premises, and Lessee has never been in default in the payment of any rents or any other amounts due to any other or previous lessors in connection with premises leased by Lessee for office purposes.

(d) Lessee has always operated its business, and will continue to operate its business at the Premises, in compliance with all applicable laws, regulations, authorizations and licences.

5.1.2 The Surety hereby represents and undertakes to Lessor that the following statement is and will always remain, true and correct in all respects:

(a) Surety is a legal entity validly existing and in good standing under the laws of the Netherland Antilles and has all requisite power and authority to enter into this Agreement and perform all of its obligations hereunder;

(b) The execution, delivery and performance by Surety of this Agreement have been duly authorised and no other action is necessary on the part of Surety for the execution, delivery and performance of its obligations hereunder, and this Agreement constitutes a legal, valid and binding obligation of Surety in accordance with its terms;

(c) Surety has sufficient funds to guarantee the Lessee's obligations during the term of this Agreement.

          Surety has delivered to the Bank (as defined in sub-Section 5.1.3 below) statements on its pre-tax profits for the two previous consecutive fiscal years.

5.1.3 Upon request of the European Bank for Reconstruction and Development (the "Bank") and/or Lessor, or any transferee thereof (as the case may be), Lessee shall promptly execute and deliver to the Bank and/or Lessor (or any transferee thereof) (A) a letter of confirmation, in the form of Appendix 5, confirming that on the date such letter of confirmation is issued (i) Lessee's statements under (a), (b), (c) and (d) above are true and correct and (ii) Lessee is not in default under any provision of this Agreement, and/or (B) a certificate in a form acceptable to the addressee thereof, addressing, among other things, the then current Lease terms and any other matters relating to the Lease.

5.2       Representations of Lessor

(i) All appropriate certificates, permits and licenses required to use the Premises and permitted pursuant to Section 2.2 hereof have been obtained, or are in the course of being obtained, from each governmental authority having jurisdiction over the Premises.

(ii) Lessor has no knowledge of any outstanding violation of any law, rule, regulation, code or other requirement of any governmental authority affecting the Premises.

Article 6 - Condition of Premises, Alterations and Repairs

6.1       Proper Condition

The condition of the Premises as of the Commencement Date is described in Appendix 6.

Lessor agrees to keep and maintain the building structure, mechanical systems in good condition and repair throughout the term of the lease.

Lessee agrees to keep and maintain the interior of the Premises, including all related furniture and fixtures and equipment, clean and in good condition and repair, and Lessee agrees to make all repairs and replacements and perform all maintenance necessary to maintain the interior of the Premises and all related furniture and fixtures and equipment, in the same condition as on the Commencement Date, normal wear and tear excepted.

6.2       Alterations and Repairs

6.2.1     Structural Repairs and Modifications

(I) Lessor agrees to make all reasonable structural repairs to the Premises, including, the roof, walls, ceilings, floors, pipes, and other central electrical, mechanical, plumbing, and structural systems located in, on or about, serving or constituting, the Premises.

Where appropriate, Lessee agrees to temporarily vacate the Premises (or any part thereof) for a limited period of time to allow the making of reasonable structural repairs to the Premises. The Lessor undertakes to conduct all repairs to the Premises in a manner that will cause minimum disruption to the Lessee. In the event of the Lessee suffering serious disruption to its business operation for a period of more than ten (10) working day as a result of repairs being conducted to the Premises, the Lessor shall compensate the Lessee by reducing the amount of Fixed Rent in direct proportion to the area in which the disruption occurs and to which client may not have access to and for the duration of the disruption over such 10 working days, provided, however, that such repair was not made in the interest of or per request of Lessee.

(ii) Subject to the obtaining of Lessor's prior written approval which shall not be unreasonably withheld, Lessee may make all structural or other alterations, repairs or improvements (including primarily the improvement of the security) of the Premises which Lessee any deem from time to time necessary or desirable to facilitate its use of the Premises, provided that all works shall be performed by qualified professionals in accordance with applicable legal requirements and all appropriate statutory and local authority certificates, permits and licenses. The Lessor agrees to respond within 15 days to Lessee's requests in connection with such improvements of the Premises.

All costs and expenses incurred in connection with structural modifications to the Premises made at Lessee's request shall be borne by Lessee. Lessee is not entitled to claim any compensation for such costs and expenses from Lessor.

Lessee may remove from time to time during the Term or within (15) days prior to the expiration or earlier termination of the Term, all fixtures, equipment, installations and other improvements made by or on behalf of Lessee. Lessee, promptly and at its expense, shall repair any damage to the Premises caused by such removal and reinstate the Premises to their original condition, as the Premises were delivered to the Lessee by the Lessor.

6.2.2     Advertising Signs and Logos

Signs, logos or other advertising media may be affixed on the outside or the inside of the Premises only in compliance with all applicable statutory and local authority certificates, permits and licenses, and subject to the obtaining of the prior written consent of Lessor (which consent shall not be unreasonably withheld).

Subject to obtaining the statutory and/or local authority licences Lessee shall be entitled to affix on the outside or inside of the Premises its signs the size of which is proportional to the proportion the surface of the Premises rented by Lessee in the Business Center compared to the entire rentable space thereof.

All costs and expenses in connection with the affixing of signs, logos or other advertising media on the Premises shall be borne by Lessee.

Article 7 - Insurance

Throughout the Term, Lessor agrees to provide and keep in force insurance for the benefit of both Lessor and Lessee which shall be valid and effective for an amount and coverage which are customary in Hungary for buildings and real property of similar size and use as the Business Center in Budapest. Lessor and Lessee agree not to violate, or permit or suffer to be violated, any of the conditions of any of said policies of insurance.

It is understood and agreed that insurance provided by Lessor shall not cover damages, theft or any other losses with respect to equipment, furniture, or any other property of Lessee in the Premises, and that the taking of any insurance for such equipment, furniture or other property of Lessee shall be the sole responsibility of Lessee.

Lessor will allow Lessee to inspect the terms and conditions of said policies either in the Business Center or in the offices of Lessor's representatives upon 5 days prior written notice.

Article 8 - Sublease

Lessee may not sublease, grant usage right or possession of, or let in any manner whatsoever the Premises (or any part thereof), for a rent or free of charge, to any third party(ies), without having notified Lessor in writing and obtained Lessor's prior written consent.

Permission to sub-let shall not be unreasonably withheld and the Lessor shall respond within 30 days to requests made by the Lessee under this clause.

Article 9 - Event of Default

9.1       Events of Default by Lessee

Except as otherwise provided herein, each of the following shall be deemed after the giving of notice thereof to Lessee, an event of default on the part of Lessee (an "Event of Default by Lessee"):

(I) if the Fixed Rent shall not be paid as and when the same shall become due and payable, and such nonpayment shall continue for 8 (eight) days after written notice of such nonpayment is given to Lessee by Lessor;

(ii) if any amount of Service Charge shall not be paid as and when the same shall become due and payable and such nonpayment shall continue for a period of 8 (eight) days after written notice of such nonpayment is given by Lessor to Lessee;

(iii) if Lessee shall default in the performance or observance of any of the other obligations or terms contained herein to be performed or observed by Lessee, and such default shall continue for a period of 8 (eight) days after written notice of such default is given by Lessor to Lessee;

(iv) if either a voluntary petition or a proceeding to declare Lessee bankrupt or liquidate Lessee shall be started before any court having jurisdiction thereof unless same is discharged or stayed pending appeal and Lessee shall continue to pay the Fixed Rent and Service Charge;

(v) if Lessee shall be adjudicated insolvent or bankrupt.

9.2       Events of Default by Lessor

Except as otherwise provided herein, each of the following shall be deemed after the giving of notice thereof to Lessor an event of default on the part of Lessor (an "Event of Default by Lessor"):

(i) if utility supplies are disrupted for a period of more than 10 working days and such disruption is due in the fault of the Lessor;

(ii) if Lessor shall default in the performance of observance of any of the other obligations or terms contained herein to be performed or observed by Lessor, and such default shall continue for a period of 8 (eight) days after written notice of such default is given by Lessee to Lessor.

9.3       Termination by Lessor

Upon the occurrence of any one or more Events of Default by Lessee, Lessor shall have the right thereafter to terminate this Lease by issuing a termination notice to Lessee within 8 (eight) days of such Event(s) of Default, and, upon the termination date set forth in such termination notice (which may not be a date earlier than the 15th day following the date of the notice), the Term, as well as all of the right, title and interest of Lessee hereunder, shall wholly cease and expire in the same manner, and with the same force and effect (except as to Lessee's liability as hereinafter provided) as if the termination date set forth in such notice was the Expiration Date, and Lessee shall then immediately quit and surrender to Lessor the Premises.

In the event of a cancellation or termination of this Lease, either by operation of law or otherwise, for any reason whatsoever, Lessee shall pay upon demand any Fixed Rent and Service Charge amounts due and owing prior to the date of such cancellation or termination.

9.4       Termination by Lessee

Upon the occurrence of any one or more Events of Default by Lessor, the Lessee shall have the right thereafter to terminate this Lease by issuing a termination notice to the Lesser within 8 (eight) working days of such Event(s) of Default, and, upon the termination date set forth in such termination notice (which may not be a date earlier than the 15th day following the date of the notice), the Term, as well as all of the obligations of Lessee hereunder, shall wholly cease and expire in the same manner, and with the same force and effect as if the termination date set forth in such notice was the Expiration Date. Such termination by the Lessee shall not affect any of its rights arising under this Agreement.

9.5       Non Performance

If an Event of Default by Lessee shall occur in respect of the performance or observance of any of the obligations or terms herein contained, Lessor may perform the same in a timely and reasonable manner for the account of Lessee, and any amount paid, or any other expense incurred, by Lessor in the performance of the same, shall be payable by Lessee within 30 (thirty) days after demand therefor by Lessor.

Non performance by Lessor of any of the obligation on Lessee's part to be performed hereunder shall be or be deemed to be a waiver of Lessee's default in the failure to perform the same nor shall the performance thereof by Lessor release or relieve Lessee from any obligation on Lessee's part to be performed under this Lease.

9.6       Statutory Lien

Lessor shall have a lien, in accordance with Section 429 of the Civil Code over the tangible assets owned by Lessee and located in the Premises up to an amount which is equal to the aggregate of any unpaid Fixed Rent and accrued default interest. In the event that the Lease is terminated because of non-payment of the Fixed Rent, Lessee may only remove its tangible assets from the Premises in accordance with any instructions given by Lessor to Lessee. Lessee hereby acknowledges the existence of such lien and undertakes not to challenge such lien if Lessor chooses to exercise its rights under it.

Article 10 - Surrender

Lessee shall, on the last day of the Term or upon the sooner termination of the Term, and subject to any lien Lessor any have acquired over Lessee's tangible assets as provided in Section 9.4 hereof, quit and surrender to Lessor the Premises vacant, free of all equipment, furniture, logos and other advertising signs, and other personal property of Lessee.

Upon request of Lessor, structural modifications to the Premises made pursuant to Section 6.2 hereof shall also be removed, and the Premises reinstated to their original condition, at Lessee's expenses no later than on the day of Lessee's quitting and surrender of the Premises.

All Fixed Rent, Service Charge and other items payable by Lessee under this Lease shall be appointed to the actual date of Lessee's quitting and surrender of the Premises.

Article 11 - Damage or Destruction

If the entire Business Center shall be materially damaged by fire or other casualty during the Term, Lessee may terminate this Lease by notifying Lessor of its election to do so, whereupon this Lease and the Term hereof shall terminate as of the termination date set forth in such notice by Lessee, provided that the Fixed Rent and the Service Charge (and all other amounts due hereunder) shall be equitably apportioned as of the date of such fire or other casualty.

Article 12 - Liability

12.1      Liability of Lessee

Lessee agrees to indemnify and hold harmless Lessor from and against any and all losses, costs, claims, damages and liabilities which Lessor may suffer arising in connection with this Agreement and Lessee's renting of the Premises by reason of or in connection with any action or omission of any of its officers, employees, agents, visitors, clients, or suppliers.

12.2      No Personal Liability of Lessor

Lessee hereby indemnifies Lessor and holds Lessor harmless from and against any and all claims for damages, loss, expense or liability due to, but not limited to, bodily injury, including death resulting at any time therefrom, and or property damages, now or hereafter arising from any act, work or things done or permitted to be done or otherwise suffered, or any omission to act, in or about the Premises, by Lessee or by any of Lessee's agents, employees, contractors, or invitees, or from any breach or default by Lessee in the performance of any obligation on part of Lessee to perform under the terms of this Lease except to the extent such damage, loss, expense or liability is caused by the sole negligence or misconduct of Lessor or its employees, agents or invitees.

Lessee shall also indemnify Lessor from and against all damage, loss, expense (including, without limitation, attorneys' fees), and liability incurred or suffered by the Lessor in the defence of, or arising out of or resulting from any such claim or action or proceedings brought thereon. In the event of any action or proceedings shall be brought against Lessor by reason of any such claim, the Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor.

The Lessee also waives any claims against the Lessor for injury to the Lessee's business or any loss of income therefrom or for damage to goods, wares, merchandise or other property of Lessee, or for injury or death of Lessee's agents, employees, invitees, or any other person in or about the Premises from any cause whatsoever, except to the extent caused by Lessor's gross negligence. The obligations of Lessee contained in this Article shall survive termination of this Lease.

Article 13 - Access to Premises

Lessor, or any duly authorized person on Lessor's behalf, may enter the Premises in the following cases:

- at any time, in the case of imminent danger for the persons or property;
- during normal working hours and upon reasonable notice, in order to verify Lessee's adherence to the terms of this Agreement, or any other reasonable ground as notified to Lessee.

Article 14 - Miscellaneous Provisions

14.1      Governing Law and Jurisdiction

(I) This Lease and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the Republic of Hungary, without regard to conflicts of laws principles thereof.

(ii) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, that cannot be settled amicably within 30 days after receipt by one party of the other party's request to do so, shall be settled by arbitration in accordance with the Arbitration Rules of the Permanent Arbitration Court attached to the Hungarian Chamber of Commerce and Industry (the "Rules"), by an arbitration panel consisting of three arbitrators appointed in accordance with the Rules. The arbitrators shall be Hungarian citizens and shall be proficient in English.

The appointing authority for the purposes of the Rules shall be the President for the time being of the Permanent Arbitration Court attached to the Hungarian Chamber of Commerce and Industry.

Arbitration proceedings shall be held in Budapest and shall be conducted in the English language, but the award shall be prepared in the Hungarian language. The parties hereto agree that the decision of the arbitration panel shall be final and binding and shall be enforceable in any court of competent jurisdiction.

14.2      Confidentiality

Each party hereto agrees that it will, and will cause its directors, personnel and authorised representatives to hold in strict confidence all data and information concerning the other party and its business obtained from the other party, and such other party's representatives (other than information which is a matter of general public knowledge or which came into the general public knowledge other than as a result of a breach of this covenant) and will not, and will ensure that such other persons do not, disclose such data and information to others without the prior written consent of the other Party, except that Lessor may disclose this Agreement and any other information concerning Lessee (including any credit report or other financial information relating to Lessee) and the Surety to the Bank.

14.3      Binding Effect

This Lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, except, however, that Lessee hereby acknowledges and agrees that this Agreement, or any right of Lessor thereunder, may be assigned to, and/or exercised at any time by, the Bank or to, and by, a third party designated by the Bank.

Except as provided in the preceding sentence and in Sections 3.2 and 14.6 hereof, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

14.4 Notices

All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be sent in writing and shall be deemed to have been duly given (a) when delivered by hand, at delivery, (b) when sent by registered mail or delivered by DHL or another courier service, at delivery or (c) when sent by telecopy (with receipt confirmed), upon receipt, as follows:

(a)  if to Lessor, at:

          Central Business Center Rt.
          Horvat utca 14-24, V-l.
          H-1027 Budapest
          Hungary
          Attention:  Mr. Kanji Yamada managing director
          Telecopy n/0/:214-0656

(b)  if to Lessee, at:

          Euronet Bank 24. Rt.
          at Zsigmond ter 10., H-1023 Budapest, Hungary
          Attention:  Mr. Daniel R. Henry managing director
          Telecopy n/0/:335 1226

(c)  if to Surety, at:

          Euronet Holding N.V.
          at Pietermaain 15, Curacao, Netherlands Antilles,
          Attention:  Dennis Depenbusch
          Telecopy n/0/: (48)(22)6306872

or to such other persons, addresses and telecopy numbers as a party shall specify as to itself by notice in writing to the other party.

14.5 Entire Agreement

This Agreement (including, for the avoidance of doubt, the General Administrative Terms and Conditions from time to time in force) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. In the event of any ambiguity or discrepancy between the provisions of this Agreement and any subsequent General Administrative Terms and Conditions, the terms of this Agreement shall prevail.

14.6 Amendments

This Agreement may be amended, modified or supplemented (and agreements pursuant to this agreement may be made) only in writing and any amendment, modification or supplement or agreement pursuant to this Agreement shall be valid and effective only after being executed by the authorised officers of the parties.

14.7 Fees and Expenses

Each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement (including attorneys', agents' and other advisors' fees).

14.8 Severability

If any part of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions.

14.9 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF the Parties acting through their duly authorized representatives have caused this Agreement to be executed in their respective names, in 4 (four) original counterparts.


Budapest, on February 21, 1997

CENTRAL BUSINESS CENTER Rt.                         EURONET BANK 24 RT.
as Lessor                                           as Lessee



/s/ Kanji Yamada                                    /s/ Daniel R. Henry
-----------------------                             ---------------------------
By:    Kanji Yamada                                 By:    Mr. Daniel R. Henry
Title: Managing Director                            Title: managing director



EURONET HOLDING N.V.
as Surety


/s/ Dennis Depenbusch
------------------------
By:    Dennis Depenbusch
Title: Managing Director

                                  APPENDIX 1


                             [FLOOR PLAN OMMITTED]

Appendix 2                       The General Administrative Terms and Conditions

Lessor shall, in a manner it deems proper in its option, maintain directly or through subcontractors from time to time the Common Parts according to the attached General Administrative Terms and Conditions.

Lessor shall be entitled to close any of the Common Parts whatever extent required in the option of Lessor's counsels to prevent the dedication of any of the Common Parts or the accrual of any rights of any person or the public to the Common Parts, close temporarily any of the Common Parts for maintenance purposes and make changes to the Common Parts including without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of other building thereupon.

The attached rules of use of the Common Parts are obligatory for any person using the Common Parts. It is acknowledged that Lessor is under no obligation to provide the services described herein but may do so at its option. Lessor shall not bear any liability for any damages that may occur from the breach of the rules described hereunder by Lessee or any other third parties.

HORVATH UTCA OFFICE BUILDING
----------------------------

1.   SECURITY SERVICES

The building security services are to be provided on a 24 hour a day basis, seven days a week for the full year. Outside of normal working hours a security logging system shall be operated throughout the building.

The Security Guard will be required to assist the Receptionists as and when required to monitor all Visitors to the building and ensure the correct issue of Visitors passes in accordance with any particular tenants written requirements.

His duties will also include the issuing of all keys to personnel present on the site undertaking other activities associated with the operation, maintenance and management of the building.

2.   RECEPTION AND PORTERAGE

A Receptionist shall be provided during normal working hours only, at the reception Desk inside the Main entrance. Their duties shall include the monitoring of all visitors to the building and the issuing of Visitors passes in accordance with any particular tenants written requirements. This shall include notifying tenants of visitors to the building.

Porterage duties shall be provided on a 24 hours 365 day basis. The duties shall include the delivery of mail and/or special deliveries to the tenants throughout the building and other ancillary tasks as required on a day to day basis. These activities can be associated with postal distribution and the out of hours requirements of the mechanical car parking system.

For security reasons, the Security Services request the following from the tenants of the building:

1.   Each tenant should keep the office keys at the Reception Area.

2. The keys are to be picked up only by those tenants/employees whose names are included on a pre-approved list given to the Security Services. This action is to be documented on a form supplied by the Security Services.

3. The last person leaving the office must lock the doors and give the keys to the guard or the receptionists at the Reception Area. This action will be documented as well on a form supplied by the Security Services.

4. The tenants, their employees are requested to wear a badge at all time. The badge is to be valid, it is to be equipped with a picture and must be worn where it is visible. The distribution and the registration of the badges is the responsibility of the reception, based on the pre-approved list supplied to the Security Services by the tenants. The expense incurring in regard to the badges is the responsibility of the tenants.

5. Each tenant will be called by the Reception upon the arrival of a visitor/guest for entrance approval into the building. Each visitor must wear a Visitors Badge at all time placed in a visible location on their clothing. The Security Services kindly request that each tenant reports the departure of their Visitor/guest to the Reception Desk in return.

3.   CAR PARK CARD ENTRY SYSTEM

24 hour, year round personnel are provided for parking services. Outside of normal office hours duties will be combined with the portage services.

4.   ELEVATOR USE

The elevator installation comprising of 4 Passenger Lifts.
Each lift serving the floor levels throughout the building has a maximum capacity of 8 passengers.

Elevator No. 1 is located in Core No. 3. It is a combined passenger lifts only with capacity of 630 kg or 8 persons each. The car makes 7 stops between the Ground Floor and the 6th Floor.

Elevator No. 3. is located in Core No. 1 and is a passenger and a fireman lift with a capacity of 630 kg or 8 persons. The car makes 8 stops between the Ground Floor and the 7th Floor.

5.   CLEANING SERVICES

The cleaning duties will be undertaken in the morning before the commencement of the normal working day. They will be carried out on week days in the sanitary and general common user areas but on a seven day a week full year basis in the Ground Floor common user areas.

The main areas covered by the Cleaning Schedule are as follows:

1.   Entrance and Reception Area
2.   Staircases
3.   Corridors and Landings
4.   Lift
5.   Toilets

6.   POSTAL DISTRIBUTION

These duties will include the receipt of all post from the local Hungarian postal distribution system together with any other special deliveries. These will be stored and delivered promptly to each tenant in accordance with their particular written requirements.

Collection of mail from the tenant is to take place twice a day with dispatch at the Post Office.

Any other communications received by any other source at any time of the day shall be delivered promptly to each tenant as and when required.

Confidentiality of all post. other packages and communications will be maintained at all times. Damaged or opened post or packages will be notified to the relevant tenant for his inspection if so requested before delivery to the tenant.

                                  APPENDIX 3


                             [FLOOR PLAN OMMITTED]

Appendix 4                                                Form of Bank Guarantee


In consideration of ( ) (the "Lessor"), (which expression shall include the Lessor's successors and assigns), leasing to ( ) (the "Lessee"), (which expression shall include the Lessee's successors and assigns), premises in an office building by the Lessor at ( ) pursuant to a Lease Agreement dated ( ) (the "Lease Agreement"), we ( ) hereby unconditionally, irrevocably and directly guarantee to the Lessor that in the event that the Lessee fails to pay any rent and/or service charge payable to the Lessor in accordance with and pursuant to the Lease Agreement, we shall forthwith on demand by the Lessor pay to the Lessor in any rent/or service charge unpaid as aforesaid.

PROVIDED THAT:


(I) our liability under this guarantee shall in no event exceed the amount corresponding to ( ) months rent, being ( ); and

(ii) our liability hereunder shall expire three months after the expiration of the Lease Agreement.

The demand for payment of any sum payable by us hereunder may be made by notice sent by registered mail to our address as set out above and such notice shall be effective upon receipt by us at the address indicated above.

This guarantee shall be construed in all respects in accordance with the laws of Hungary.

Appendix 5                                               Letter of Confirmation


Via Facsimile and Registered Mail
---------------------------------

Central Business Center Rt.
Horvat utca 14-24, V-1
H-1027 Budapest
Hungary]

European Bank for Reconstruction
and Development
One Exchange Square
London EC2A 2EH
Great Britain ]                                        Budapest, _________, 199.


Re.: Office Lease Contract dated _______, 199. / Letter of Confirmation


Dear Sirs,

We refer to the Office Lease Contract dated _______________, 199. (the "Agreement") between [ name of Lessee ] and Central Business Center Rt. and a request by [ Central Business Center Rt. / European Bank for Reconstruction and Development ] dated _______, 199. in accordance with Clause 5.1.2 of the Agreement.

Unless otherwise defined herein, terms and expressions defined in the Agreement have the same respective meanings when used in this letter of confirmation.

1. We are pleased to confirm that the following statements are true and correct in all respects as of the date hereof:

(a) [ name of Lessee ] is a [ - limited liability company / company limited by shares - ] validly existing and in good standing under the laws of [ - Hungary - ] and has all requisite power and authority to enter into this Agreement and perform all of its obligations hereunder;

(b) The execution, delivery and performance by [ name of Lessee ] of the Agreement have been, and remain, duly authorised, and the Agreement constitutes a legal, valid and binding obligation of [ name of Lessee ] in accordance with its terms;

(c) [ name of Lessee ] has sufficient revenues to pay when due during the term of this Agreement the Fixed Rent and all other amounts due to Central Business Center Rt. in connection with the renting of the Premises, and [ name of Lessee ] has never been in default in the payment of any rents or any other amounts due to Central Business Center Rt., or any other or previous lessors in connection with premises leased by [ name of Lessee ] for office purposes.

     Lessee's pre-tax profits for the [ - three - ] previous consecutive fiscal years, are equal to ________________.


(d) [ name of Lessee ] has always operated, now operates, and will continue to operate its business at the Premises in compliance with all applicable laws, regulations, authorizations and licences.

2. We further confirm that [ name of Lessee ] has not been, is not, and will not at any time be in default in any respect under any provision of the Agreement.

This letter is given pursuant to Clause 5.1.2(A) of the Agreement solely for the information of the persons to whom it is addressed, and may not be disclosed to, or relied upon by, any other person.

Yours faithfully,


[ name of Lessee ]



-----------------------
By:
Title:

                                  APPENDIX 6


                                    [BLANK]

                            CENTRAL BUSINESS CENTER



                                  AMENDMENT I.
                         TO THE OFFICE LEASE CONTRACT

--------------------------------------------------------------------------------


between

Central Business Center Rt.

represented by: Mr Kanji Yamada managing director
                ---------------------------------

and

Euronet Bank 24. Rt.

represented by: Mr Daniel R. Henry managing director
                ------------------------------------


                                   Budapest




                                 May 13, 1997

                                  AMENDMENT I.
                         TO THE OFFICE LEASE CONTRACT


concluded on May 13, 1997, between

Central Business Center Rt., a company organized and existing under the laws of Hungary, having its registered office at Horvat u. 14-24, H-1027 Budapest, Hungary (hereafter "Lessor"), and

Euronet Bank 24. Rt., a company organized and existing under the laws of Hungary, having its registered offices at 1027 Budapest, Horvat u. 14-24. (hereinafter "Lessee").

and

Euronet Holding N.V. an incorporation organized and existing under the laws of the Netherlands Antilles, having its registered offices at Pieterrnaain 15, Curacao, Netherlands Antilles, a parent company of euronet Bank 24. Rt. (hereinafter "Surety").

(Lessor, Lessee and Surety hereinafter together referred to as the "Parties")


WHEREAS the Lessor and the Lessee concluded and Office Lease Contract on February 21, l997 under which the Lessee rents 594 m2 gross commercial space and 10 parking lots in the garage in the Business Center;

WHEREAS the Lessee requested the Lessor to decrease the rented area by 4 (four) parking lots in the garage of the Business Center;

WHEREAS on the basis of Section 14.6 of the Office Lease Contract the Parties by mutual consent agreed to modify the Office Lease Contract with respect to the decrease of the Premises:

NOW THEREFORE the Parties agree as follows:

(capitalized terms, clause reference headings used herein being the corresponding clause of the Office Lease Contract)

(1) The Parties agreed that sub-section 2.1, 3.2 and 4.1.1 of the Office Lease Contract shall be modified as follows:

l.l  Sub-Section "2.1 Description of Premises" shall be supplemented as follows:

     "The Premises which are the subject of this Lease (hereafter collectively referred to as "the Premises") comprise the following parts of the interior of the Business Center:

     Office:       594 m2 gross space on the ground floor    {550 m2 net space}
     Parking:      6 lots on the basement.

         The Premises comprising of a gross space of 594 m2 (550 m2 net space), are shown edged red on the plan attached hereto in Appendix I.

         For the purposes of establishing the surface of the Premises, measurements are effected from the internal face of external walls of the Business Center to the internal face of structural walls, and iuclude any pillars and partition walls, if any. Lessee shall have the right to measure the Premises upon its taking possession of the premises in accordance with this Agreement.

         Lessee acknowledges that Lessor may make available to Lessee a maximum of 13 digital telephone lines allocated in the Premises.


 1.2 The first sentence of Sub-Section "3.1 Term of Lease" shall be supplemented as follows:

         "The parties hereto acknowledge that the term of this Lease with respect to the original 10 parking lots shall commence (i) on February 21, 1997 or (ii) as of the date of occupation of any part of the Premises by Lessee whichever date is earlier; and with respect to the deduction of parking lots, the remaining 6 lots on June 1, 1997 ("Commencement Date").

 1.3.    Sub-Section "4.1.1 Amount" shall be modified as follows:

         As of June 1, 1997 Lessee agrees to pay as fixed monthly rent (the "Fixed Rent") for the Premises on the basis of space and parking lot used (as such defined under Section 2.1 above) the following amounts:


         (a) an amount denominated in German Marks ("DEM") of 22.869,- DEM (Twentytwo Thousand Eight Hundred Sixty Nine German Marks) on the basis of 38.5 DEM/ m2 of Premises/month, plus applicable value-added tax ("AFA"); and

         (b) an amount denominated in German Marks of 1.200,- OEM (One Thousand Two Hundred German Marks) for the 5 parking lots on the basis of 200 DEMplot/month, plus applicable AFA;

         totaling of an amount denominated in German Marks of 24.069,- DEM (Twenty four Thousand Sixty Nine German Marks) (the "DEM Amount") monthly Fixed Rent.


 (2) The Sections of the Office Lease Contract, that have not been amended and replaced according to Section (1) of this Amendment I. to the Office Lease Contract shall remain unchanged and effective.

 (3) The provisions of this Amendment I. shall come into force and effect on the date first above written.

IN WITNESS WHEREOF the Parties acting through their duly authorized representatives have caused this Amendment to be executed in their respective names, in 4 (four) original counterparts.




CENTRAL BUSINESS CENTER Rt.                 EURONET BANK 24 Rt.


/s/ Kanii Yamada                            /s/ Daniel R. Henry
-------------------------                   -------------------------
By:    Kanii Yamada                         By:   Daniel R. Henry
Title: Managing Director                    Title: Managing Director



                                            EURONET HOLDING N.V.


                                            /s/ Dennis Depenbusch
                                            -------------------------
                                            By: Dennis Depenbusch
                                            Title: Managing Director

Execution Copy!                                                            10.13


                            CENTRAL BUSINESS CENTER


                                 AMENDMENT II.
                         TO THE OFFICE LEASE CONTRACT


--------------------------------------------------------------------------------

between:


Central Business Center RT., as Lessor
represented by: Mr. Gerhard Hoffmann, member of Board of Directors
                Mr. Takeshi Katsurai, member of Board of Directors

and

Euronet Banktechnikai Szolgaltato Rt., as Lessee
represented by: Mr. William Benko managing director


                                   Budapest



                               November 7, 1997

AMENDMENT II. TO THE OFFICE LEASE CONTRACT made as of November 7, 1997, between:

Central Business Center Rt., a company organized and existing under the laws of Hungary, having its registered office at Horvat utca 14-24, H-1027 Budapest, Hungary (hereinafter "Lessor"),

and

Euronet Banktechnikai Szolgaltato Rt. (formerly Euronet Bank 24 Rt.), a company organized and existing under the laws of Hungary having its registered offices at Horvat utca 14-24, H-1027 Budapest, Hungary (hereinafter "Lessee")

and

Euronet Holding N.Y. an incorporation organized and existing under the laws of the Netherlands Antilles, having its registered offices at Pietermaain 15, Curacao, Netherlands Antilles, a parent company of Euronet Bank 24 Rt. (hereinafter "Surety").

WHEREAS the Lessor and the Lessee (and the Surety) concluded an Office Lease Contract on February 21, 1997 under which the Lessee rents 594 m2 gross commercial space and 6 parking spaces in the garage in the Business Center;

WHEREAS the Lessee requested the Lessor to provide (i) as of November 17, 1997 an additional 199 net sm (which is 215 gross sm) space on the first floor of the Business Center, (ii) as of December 1, 1997 and additional 300 net sm (which is 324 gross sm) space on the ground floor of the Business Center; (iii) an additional 17 telephone lines; and
         (iv) a right of first refusal with respect to renting (a) an office space of 358 m2 net space on the 5th floor and 6 parking spaces on the basement, currently rented by Orszagos Betetbiztosito Alap ("OBA Premises") and/or (b) an office space of 103 m2 net space on the 5th floor and 2 parking spaces on the basement currently rented by Nichimen Corporation ("Nichimen Premises") which has been approved by the Lessor; and

WHEREAS on the basis of Section 14.6 of the Office Lease Contract by the Parties by mutual consent agreed to modify the Office Lease Contract with respect to the lease of additional premises by the Lessee;

NOW THEREFORE the parties agree as follows:

(capitalized terms, clause reference headings used herein being the corresponding clause of the Office Lease Contract)

(1) The parties agreed that sub-sections 2.1, 4.1.1, 4.2.4 and 4.3.6 of the Office Lease Contract shall be modified as follows and two new sections shall be incorporated in the Contract under Section 3.4 and 6.2.3:

1.1 Sub-Section "2.1 Description of Premises" shall be entirely modified as follows:

     2.1    Description of Premises

     The premises which are the subject of this Lease (hereinafter collectively referred to as "the Premises") comprise the following parts of the interior of the Business Center:


Office:

--------------------------------------------------------------------------------
Commencement                 Floor     Gross m2    Net m2     Condition
--------------------------------------------------------------------------------
April 1, 1997                 5th         594        550
--------------------------------------------------------------------------------
November 17, 1997             1st         215        199   installation of the
                                                           partitioning of an
                                                           office and a meeting
                                                           room at the cost of
                                                           the Lessor
--------------------------------------------------------------------------------
December 1, 1997             ground       324        300   installation of a tea
                                                           kitchen and the
                                                           partitioning of an
                                                           office at the cost of
                                                           the lessor
--------------------------------------------------------------------------------
Total                                   1,133      1,049
--------------------------------------------------------------------------------


     Parking:   6 parking spaces in the basement

     The Premises comprising of an aggregate gross space of 1133 m2 (and net space of 1049 m2), are shown edged red on the plan attached hereto in Appendix 1.

     For the purposes of establishing the surface of the Premises, measurements are effected from the internal face of external walls of the Business Center to the internal face of structural walls, and include any pillars and partition walls, if any. Lessee shall have the right to measure the Premises upon its taking possession of the Premises in accordance with this Agreement.

     Lessee acknowledges that Lessor may have a maximum of 30 telephone lines allocated in the Premises.

1.2  Sub-Section "4.1.1 Amount" shall be modified as follows:

     4.1.1  Amount

     4.1.1.1 By December 31, 1997 Lessee agrees to pay as fixed monthly rent (the "Fixed Rent") for the Premises on the basis of space and parking space used (as such defined under Section 2.1 above) the following amounts:

     (a) an amount denominated in Hungarian Forints ("HUF") equal to 22,869 DEM (twenty two thousand eight hundred sixty nine German Marks), on the basis of 38.5 DEM/gross m2 of Premises/month), plus applicable value-added tax ("AFA"); and

     (b) an amount denominated in HUF equal to 1,200 DEM (one thousand two hundred German Marks) for the 6 parking spaces on the basis of 200 DEM/parking spaces/month, plus applicable AFA;

     totalling of an amount denominated in HUF equal to 24,069 DEM (twenty four thousand sixty nine German Marks) (the "DEM amount") monthly Fixed Rent.

     The rent payment for the 4th quarter of 1997 shall be adjusted by the
     Lessee:

     (i) by 12,416 DEM (twelve thousand four hundred sixteen German Marks) plus AFA for the months November (for the period between November 14 and 30) and December 1997 in connection with the lease of the premises on the 1st floor; and

     (ii) by 12,474 DEM (twelve thousand four hundred seventy four German Marks) plus AFA for the month December 1997 in connection with the lease of the premises on the ground floor.

4.1.1.2 Commencing as of January 1, 1998 Lessee agrees to pay as fixed monthly rent (the "Fixed Rent") for the Premises on the basis of space and parking space used (as such defined under Section 2.1 above) the following amounts:

     (a) an amount denominated in Hungarian Forints ("HUF") equal to 43,620.5 DEM (forty three thousand six hundred twenty point five German Marks), on the basis of 38.5 DEM/gross m2 of Premises/month), plus applicable value-added tax ("AFA"); and

     (b) an amount denominated in HUF equal to 1,200 DEM (one thousand two hundred German Marks) for the 6 parking spaces on the basis of 200 DEM/parking spaces/month, plus applicable AFA;

     totalling an amount denominated in HUF equal to 44,820.50 DEM (forty four thousand eight hundred twenty point five German Marks) (the "DEM Amount") monthly Fixed Rent.

1.3  Sub-Section 4.2.4 shall be modified as follows:

     4.2.4 During the period ending December 31, 1997, Lessee agrees to pay as quarterly advance payment of Service Charge an amount denominated in HUF equal to 9,890 DEM (nine thousand eight hundred ninety German Marks), plus applicable AFA, on the basis of 5.55 DEM/gross m2 of Premises/month), plus AFA.

     The quarterly Service Charge advance payment for the 4th quarter of 1997 shall be adjusted:

     (i) by 1,790 (one thousand seven hundred ninety German Marks) plus AFA for the months November (for the period between November 14 and 30) and December 1997 in connection with the lease of the premises on the 1st floor; and

     (ii) by 1,798 DEM (one thousand seven hundred ninety eight German Marks) plus AFA for the month December 1997 in connection with the lease of the premises on the ground floor.

1.4  Sub-Section 4.3.6 shall be entirely modified as follows:

     4.3.6 The Lessee shall be entitled to a rent free period ("Rent Free Period"):

     (a) of three months (3 months) fixed rent of the premises on the 5th floor (i.e. fixed rent of 594 m2 gross space) which will be available in July and the first 15 days of August of 1997, in July of 1998, and in the first 15 days of July in 1999;

     (b) of one and a half months (1.5 months) fixed rent of the premises on the 1st floor (i.e. fixed rent of 215 m2 gross space) which will be available in July of 1998, and in the first 15 days of July in 1999;

     (c) for four months (4 months) fixed rent of the premises on the ground floor (i.e. fixed rent of 324 m2 gross space) which will be available in August in 1998, 1999, 2000 and 2001.

     Lessee acknowledges that the Service Charge and the rent for the car parking spaces shall be payable and due for the Rent Free Period as well.

1.5  Under Sub-Section 3.4. the following new paragraph shall be inserted in the
     Contract:

     3.4.  Right of First Refusal

     If the OBA Premises and/or the Nichimen Premises shall become vacant, Lessor shall first offer such area or any part thereof to Lessee, in which case Lessee within 15 working days from receiving such notice in writing may choose to occupy the offered space at a rent mutually agreed by the parties and in accordance with the terms of this Contract.

1.6 Under Sub-Section 6.2.3, the following new paragraph shall be inserted in the Contract:

     6.2.3 Special Instructions

     Constructions by Lessor Subject to the request of the Lessee, the Lessor shall have a interior staircase installed between the Premises on the 1st and ground floors rented to the Lessee by Lessor, provided that the Lessor shall have the structural drawings of the interior staircase prepared and out of such drawings at the price of which is acceptable to the Lessee the Lessor shall have the staircase constructed.

     Permits.   Any and all permits in connection with the construction works to be carried out by Lessor in connection with the construction of the interior staircase shall be obtained by Lessor.

     Costs.     The costs of the preparation of the static drawings and the construction works in connection with the interior staircase and any additional special fitting out works in the Premises on the ground and first floors as well as the reinstatement of the staircase when the Agreement expires shall be borne by the Lessee. Standard fitting out works shall be borne by the Lessor (which includes standard carpets, walls and ceiling fitting out, installation of the partitioning of an office and a meeting room on the first floor and installation of a tea kitchen and the partitioning of an office on the ground but does not include all other partitioning and furnishing).

(2) The Lessee agrees to increase by November 17, 1997 the amount of the Bank Guarantee, provided to the Lessor in accordance with Section 4.4 of the Office Lease Contract to an amount equal to three months Fixed Rents payable as of January 1, 1998 (i.e. DEM 134,462).

(3) The Sections of the Office Lease Contract, that have not been amended and replaced according to Section (1) of this Amendment II to the Office Lease Contract - also with respect to Amendment I - shall remain unchanged and effective.

(4) The above provisions shall come into force and effect as of November 17, 1997 following the execution of this Amendment II.

IN WITNESS WHEREOF the Parties acting through their duly authorized representatives have caused this Amendment to be executed in their respective names, in 4 (four) original English and Hungarian counterparts.

CENTRAL BUSINESS CENTER Rt.               EURONET Banktechnikai Szolgcltatu Rt.
as Lessor                                 as Lessee

/s/ Mr. Gerhard Hoffman                   /s/ Mr. William Benko
---------------------------               -----------------------------
By:    Mr. Gerhard Hoffman                By:    Mr. William Benko
Mr.    Takeshi Katsurai                   Title: managing director
Title: members of the Board of Directors


EURONET HOLDING N.V.
as Surety

/s/ Mr. Dennis Depenbusch
---------------------------
By:    Mr. Dennis Depenbusch
Title: managing director

Execution copy !



                            CENTRAL BUSINESS CENTER



                                       -

                                AMENDMENT III.
                         TO THE OFFICE LEASE CONTRACT


--------------------------------------------------------------------------------


between:



Central Business Center Rt., as Lessor
represented by: Mr. Gerhard Hoffmann, member of the Board of Directors
                Mr. Takeshi Katsurai, member of the Board of Directors



and



Euronet Banktechnikai Szo1galtato Rt., as Lessee
represented by: Mr. William Benko managing director




                                   Budapest



                                       *




                               January 20, 1998

AMENDMENT III. TO THE OFFICE LEASE CONTRACT made as of January 20, 1998, between:

Central Business Center Rt., a company organized and existing under the laws of Hungary, having its registered office at Horvat utca 14-24, H-1027 Budapest, Hungary (hereinafter "Lessor"),

and

Euronet Banktechnikai Szolga1tato Rt. (formerly Euronet Bank 24 Rt.), a company organized and existing under the laws of Hungary having its registered offices at Horvat utca 14-24, H-1027 Budapest, Hungary (hereinafter "Lessee")

and

Euronet Holding N.V. an incorporation organized and existing under the laws of the Netherlands Antilles, having its registered offices at Pietermaain 15, Curacao, Netherlands Antilles, a parent company of Euronet Bank 24 Rt. (hereinafter "Surety").

 WHEREAS the Lessor and the Lessee (and the Surety) concluded an Office Lease Contract on February 21, 1997, as amended under which the Lessee rents 1133 m2 gross commercial space and 6 parking spaces in the basement in the Business Center;

 WHEREAS the Lessee requested the Lessor to provide two additional parking spaces in the basement of the Business Center as of January 1, 1998; and

 WHEREAS on the basis of Section 14.6 of the Office Lease Contract the Parties by mutual consent agreed to modify the Office Lease Contract with respect to the lease of additional premises by the Lessee;

NOW THEREFORE the parties agree as follows:

(capitalized terms, clause reference headings used herein being the corresponding clause of the Office Lease Contract)

(1) The parties agreed that sub-sections 2.1 and 4.1.1 of the Office Lease Contract shall be modified as follows:

1.1 Sub-Section "2.1 Description of Premises" shall be entirely modified as follows:

         2.1      Description of Premises

         The premises which are the subject of this Lease (hereafter collectively referred to as "the Premises") comprise the following parts of the interior of the Business Center:

Office:


--------------------------------------------------------------------------------
  Commencement         Floor      Gross m2     Net m2         Condition
--------------------------------------------------------------------------------
  April 1, 1997        5 th         594          550
--------------------------------------------------------------------------------
  November 17, 1997    1 st         215          199          installation of
                                                              the partitioning
                                                              of an office and
                                                              a meeting room at
                                                              the cost of the
                                                              Lessor
--------------------------------------------------------------------------------
  December 1, 1997     ground       324          300          installation of a
                                                              tea kitchen and
                                                              the partitioning
                                                              of an office at
                                                              the cost of the
                                                              Lessor
--------------------------------------------------------------------------------
  Total                           1,133        1,049
--------------------------------------------------------------------------------

Parking Space:

--------------------------------------------------------------------------------
  As of April 1, 1997                   6 parking spaces in the basement.
--------------------------------------------------------------------------------
  As of January 1, 1998                 2 parking spaces in the basement.
--------------------------------------------------------------------------------
  Total:                                8 parking spaces in the basement.
--------------------------------------------------------------------------------


         The Premises comprising of an aggregate gross space of 1133 m2 {and net space of 1049m2}, are shown edged red on the plan attached hereto in Appendix 1.


         For the purposes of establishing the surface of the Premises, measurements are effected from the internal face of external walls of the Business Center to the internal face of structural walls, and include any pillars and partition walls, if any. Lessee shall have the right to measure the Premises upon its taking possession of the Premises in accordance with this Agreement.

         Lessee acknowledges that Lessor may have a maximum of 30 telephone lines allocated in the Premises.

1-2      Sub-Section "4.1.1 Amount" shall be modified as follows:

         4.1.1    Amount

         4.1.1.2 Commencing as of January 1, 1998 lessee agrees to pay as fixed monthly rent (the "Fixed Rent") for the Premises on the basis of space and parking space used (as such defined under, Section 2.1 above) the following amounts:

                   (a) an amount denominated in H ungarian Forints ("HUF") equal to 43,620.5 DEM (forty three thousand six hundred twenty point five German Marks), on the basis of 38.5 DEM/gross m2 of Premises/month), plus applicable value-added tax ("AFA"); and

                  (b) an amount denominated in HUF equal to 1 ,600 DEM (one thousand six hundred German Marks) for the 8 parking spaces on the basis of 200 DEM/parking spaces/month, plus applicable AFA;

                  totalling of an amount denominated in HUF equal to 45,220.50 DEM (forty five thousand two hundred twenty point five German Marks) (the "DEM Amount") monthly Fixed Rent.

(2) The Lessee agrees to increase by January 3 1, 1 998 the amount of the Bank Guarantee, provided to the Lessor in accordance with Section 4.4 of the Office Lease Contract to an amount equal to three months Fixed Rents payable as of January 1, 1998 (i.e. DEM 135,662).

(3) The Sections of the Office Lease Contract, that have not been amended and replaced according to Section (1) of this Amendment III. to the Office Lease Contract - also with respect to Amendments I. and II. - shall remain unchanged and effective.

(4) The above provisions shall come info force and effect as of January 1, 1998 following the execution of this Amendment 111.

IN WITNESS WHEREOF the Parties acting through their duly authorized representatives have caused this Amendment to be executed in their respective names, in 4 (four) original English counterparts.


CENTRAL BUSINESS CENTER Rt.                EURONET Banktechnikai Szolgaltato
                                           Rt.

as Lessor                                  as Lessee

/s/ Gerhard Hoffman, Takeshi Katsurai      /s/ William Benko
-------------------------------------      ------------------------------------
  By:  Mr. Gerhard Hoffman                 By:   Mr. William Benko
       Mr. Takeshi Katsurai                Title: managing director
Title: members of the Board of Directors



EURONET HOLDING N.V.
as Surety

Dennis Depenbusch
---------------------------
By:  Mr. Dennis Depenbusch
Title: managing director